UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 30, 2012, AOL Inc. issued the following press statement:

We are continuing to work on the comeback of AOL and have a plan that is beneficial for employees, customers and shareholders. We believe strongly that all of our brands are important to our brand portfolio. We will continue to update investors as we execute on our plan.

*******

Media Contact:

Maureen Sullivan

Maureen.Sullivan@teamaol.com

212-206-5030

Investor Relations Contact:

Eoin Ryan

Eoin.Ryan@teamaol.com

212-206-5025

Important Additional Information

AOL Inc. (“AOL”) will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement in connection with its 2012 annual meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY AOL WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by AOL at http://ir.aol.com.

Certain Information Regarding Participants

AOL, its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with its 2012 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in AOL’s proxy statement for its 2011 annual meeting, which was filed with the SEC on April 7, 2011. Additional information regarding these persons will also be included in the proxy statement to be filed by AOL with the SEC. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by AOL with the SEC from the sources listed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Executive Vice President and Chief Financial Officer

Date: March 30, 2012